SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(C)
                     of the Securities Exchange Act of 1934



  Check the appropriate box:

[ ]    Preliminary Information Statement     [ ]  Confidential, For Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14c-5(d)(2))
[X]    Definitive Information Statement





                         CHOICE ONE COMMUNICATIONS INC.
                (Name of Registrant as Specified in Its Charter)

  Payment of Filing Fee (Check the appropriate box):

  [X]    No fee required.

  [ ]    Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         1)   Title of each class of securities to which transaction applies:

         2)   Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         4)   Proposed maximum aggregate value of the transaction:

         5)   Total fee paid:

  [ ]    Fee paid previously with preliminary materials

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)   Amount Previously Paid:

         2)   Form, Schedule or Registration Statement No.:

         3)   Filing Party:

         4)   Date Filed:

                              [LOGO OF CHOICE ONE]


CHOICE ONE COMMUNICATIONS INC.
100 Chestnut Street, Suite 600
Rochester, New York 14604

December 28, 2001



Dear Choice One Stockholder:

         We have obtained the requisite consent of holders of a majority of our outstanding common stock to amend our 1998 Employee Stock Option Plan (May 2000 Restatement) to increase the number of shares of common stock available for issuance under the plan.

         The enclosed information statement is being provided to you for your information to comply with requirements of the Securities and Exchange of 1934. The information statement also constitutes the notice of approval of action by less than unanimous consent of Choice One stockholders pursuant to Section 228 of the Delaware General Corporation Law. Please read the information statement in its entirety; however, no other action is required on your part. No vote will be taken since all required stockholder approvals have already been obtained. We are not required to solicit your approval of these transactions and you are not being asked to give us your proxy.

         These actions will be effective 20 days after mailing this notice and the enclosed information statement to stockholders.

                                      Very truly yours,


                                      Steve M. Dubnik
                                      Chairman and Chief Executive Officer
Rochester, New York
December 28, 2001

                         CHOICE ONE COMMUNICATIONS INC.
                         100 CHESTNUT STREET, SUITE 600
                            ROCHESTER, NEW YORK 14604

                           --------------------------



                              INFORMATION STATEMENT


         This information statement is furnished to the common stockholders of Choice One Communications Inc., a Delaware corporation ("Choice One" or the "Company"), at the direction of the Choice One board of directors. On December 19, 2001, Choice One's board of directors approved an amendment to Choice One's 1998 Employee Stock Option Plan (May 2000 Restatement) increasing the number of shares available for issuance under the plan from 6,000,000 shares to 10,000,000 shares. The proposed amendment will become effective as of January 1, 2002 based on the approval of the holders of not less than a majority in interest of Choice One's outstanding common stock.

         Choice One will not hold a meeting of the stockholders in connection with the amendment to the plan. Instead, we have obtained written consents dated as of December 19, 2001 from Choice One stockholders beneficially owning more than 50% of outstanding Choice One common stock on such date as permitted by the Delaware General Corporation Law. Other than these written consents which have already been obtained, no further action by the Choice One stockholders is necessary and no such approval will be sought. Such written consents will become effective 20 days after the mailing of this information statement to Choice One's stockholders.

         This information statement is being mailed on December 31, 2001 to holders of record of Choice One common stock as of December 21, 2001. The expense of preparing, assembling, printing and mailing this information statement will be borne by Choice One. This information statement constitutes the notice of corporate action without meeting required by Section 228(d) of the Delaware General Corporation Law.





                        WE ARE NOT ASKING YOU FOR A PROXY
                          AND YOU ARE REQUESTED NOT TO
                                 SEND US A PROXY




          The date of this information statement is December 28, 2001.

                     OUTSTANDING VOTING STOCK OF THE COMPANY

         As of December 19, 2001, there were 40,372,934 shares of common stock issued and outstanding. The common stock constitutes the sole class of voting securities of the Company. Each share of common stock entitles the holder thereof to one vote on all matters submitted to shareholders.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth information regarding the beneficial ownership of outstanding common stock as of December 19, 2001 by: (i) each of the Company's directors and executive officers, (ii) all directors and executive officers as a group, and (iii) each owner of more than 5% of any class of the Company's equity securities, referred to as the 5% owners. Except as set forth in the footnotes below, the business address of each director and executive officer listed below is c/o Choice One Communications Inc., 100 Chestnut Street, Suite 600, Rochester, New York 14604. Where shares of common stock issuable upon the exercise of options are reflected in the footnotes as being included in the number of shares, the associated options have vested or will vest within 60 days following the date of this information statement.

                                                                                                  SHARES OF
                                                               SHARES OF                     SERIES A PREFERRED
                                                              COMMON STOCK                   STOCK BENEFICIALLY
                                                           BENEFICIALLY OWNED                     OWNED (2)
                                                     ------------------------------     -------------------------------
           NAME OF BENEFICIAL OWNER (1)                 NUMBER           PERCENT            NUMBER           PERCENT
-------------------------------------------------    -----------       ------------     -------------     -------------
    DIRECTORS AND EXECUTIVE OFFICERS


   Steve M. Dubnik (3)..................              2,261,383            5.6%                  0              *
   Kevin S. Dickens (4).................              1,118,869            2.8                   0              *
   Ajay Sabherwal (5)...................                453,799            1.1                   0              *
   Mae Squier-Dow(6)....................              1,083,869            2.7                   0              *
   Philip H. Yawman (7).................                641,122            1.6                   0              *
   John B. Ehrenkranz (8)...............             12,797,530           30.4             200,000            100%
   Bruce M. Hernandez (9)...............              1,321,757            3.3                   0              *
   James S. Hoch (10)...................             12,793,780           30.4             200,000            100
   Howard Hoffen (11)...................             12,791,280           30.4             200,000            100
   Royce J. Holland (12)................                 72,400            *                     0              *
   Richard Postma (13)..................                  2,500            *                     0              *
   Robert M. Van Degna (14).............              2,652,264            6.6                   0              *
   All directors and executive officers as a
      group (15 persons) (15)...........             22,689,874           53.8             200,000            100

   5% OWNERS
   Morgan Stanley Entities (16).........             13,736,427           31.9             200,000            100
   Ronald VanderPol.....................              6,167,819           15.3                   0              *
   Fleet Entities (17)..................              2,646,014            6.6                   0              *
   FairPoint Communications
     Solutions Corp. (18)...............              2,500,000            6.2                   0              *
   Steve M. Dubnik (3)..................              2,261,383            5.6                   0              *

----------------------
   * Denotes less than one percent.

   (1) The persons named in the table have sole voting and dispositive power with respect to all shares of common stock shown as beneficially owned by them, subject to the information contained in the notes to the table and to community property laws, where applicable.

   (2) Consists of 200,000 shares of Series A Senior Cumulative Preferred Stock which are owned by Morgan Stanley Dean Witter Capital Partners IV, L.P. and related private equity funds.

   (3) Includes 708,485 shares of common stock held by the Dubnik Family Limited Partnership, of which Mr. Dubnik is sole general partner. Mr. Dubnik disclaims any beneficial ownership of these shares of common stock. Includes 11,130 shares of common stock issuable upon the exercise of options held by Mr. Dubnik.

   (4) Includes 354,242 shares of common stock held by the Dickens Family Limited Partnership, of which Mr. Dickens is sole general partner. Mr. Dickens disclaims any beneficial ownership of these shares of common stock. Includes 8,745 shares of common stock issuable upon the exercise of options held by Mr. Dickens.

   (5) All but 5,000 shares of common stock owned by Mr. Sabherwal are subject to vesting. Of these shares, 80% are vested and 20% will vest on August 19, 2002. Includes 8,745 shares of common stock issuable upon the exercise of options held by Mr. Sabherwal.

   (6) Includes 8,745 shares of common stock issuable upon the exercise of options held by Ms. Squier-Dow.

   (7) Includes 236,162 shares of common stock held by P.H.Y. Associates, L.P. of which Mr. Yawman is the sole stockholder of the sole general partner. Mr. Yawman disclaims any beneficial ownership of these shares of common stock. Includes 8,745 shares of common stock issuable upon the exercise of options held by Mr. Yawman.

   (8) Mr. Ehrenkranz is a managing director of Morgan Stanley & Co. Incorporated, MSCP III, Inc., and MSDWCP IV, Inc., the managing members of the general partners of each of the Morgan Stanley Entities. Includes 11,043,826 shares of common stock, 200,000 shares of Series A Senior Cumulative Preferred Stock and warrants to purchase 1,747,454 shares of common stock, all of which are held by Morgan Stanley Entities. Also includes 6,250 shares of common stock issuable upon the exercise of options held by Mr. Ehrenkranz. Mr. Ehrenkranz disclaims beneficial ownership of the shares held by the Morgan Stanley Entities and his options. Mr. Ehrenkranz's business address is c/o Morgan Stanley Capital Partners, 1221 Avenue of the Americas, New York, New York 10020.

   (9) Mr. Hernandez is a managing member of Waller-Sutton Media, L.L.C., general partner of Waller-Sutton Media Partners, L.P. Includes 1,315,507 shares held by Waller-Sutton Media Partners, L.P. Also includes 6,250 shares of common stock issuable upon the exercise of options held by Mr. Hernandez. Mr. Hernandez disclaims beneficial ownership of the shares held by Waller-Sutton Media Partners, L.P. and his options. Mr. Hernandez's business address is c/o Spire Capital Partners, L.P., 30 Rockefeller Center - Suite 4200, New York, New York 10112.

   (10) Mr. Hoch is a managing director of Morgan Stanley & Co. Incorporated and a director of MSCP III, Inc. and MSDWCP IV, Inc., the managing members of the general partners of each of the Morgan Stanley Entities. Includes 11,043,826 shares of common stock, 200,000 shares of Series A Senior Cumulative Preferred Stock and warrants to purchase 1,747,454 shares of common stock, all of which are held by Morgan Stanley Entities. Also includes 2,500 shares of common stock issuable upon the exercise of options held by Mr. Hoch. Mr. Hoch disclaims beneficial ownership of the shares held by the Morgan Stanley Entities and his options. Mr. Hoch's business address is c/o Morgan Stanley Capital Partners, 1221 Avenue of the Americas, New York, New York 10020.

   (11) Mr. Hoffen is a managing director of Morgan Stanley & Co. Incorporated and a director of MSCP III, Inc. and MSDWCP IV, Inc., the managing members of the general partners of each of the Morgan Stanley Entities. Includes 11,043,826 shares of common stock, 200,000 shares of Series A Senior Cumulative Preferred Stock and warrants to purchase 1,747,454 shares of common stock, all of which are held by Morgan Stanley Entities. Mr. Hoffen disclaims beneficial ownership of the shares held by the Morgan Stanley Entities. Mr. Hoffen's business address is c/o Morgan Stanley Capital Partners, 1221 Avenue of the Americas, New York, New York 10020.

   (12) Includes 6,250 shares of common stock issuable upon the exercise of options held by this director.

   (13) Includes 2,500 shares of common stock issuable upon the exercise of options held by this director.

   (14) Mr. Van Degna is Managing Director of Navis Partners, LLC, and formerly Chairman & Chief Executive Officer of Fleet Private Equity Co., Inc., an affiliate of FleetBoston Financial. He is Chairman and CEO of Silverado III Corp., the general partner of Silverado III, L.P., the general partner of Chisholm Partners III, L.P.; pursuant to an agreement among the holders and general partners, Silverado III Corp. has sole investment and voting authority over the stock of Fleet Venture Resources, Inc.; Mr. Van Degna is Chairman & CEO of Silverado IV Corp. Silverado IV Corp is a general partner of Fleet Equity Partners VI, L.P; Mr. Van Degna is also managing general partner of Kennedy Plaza Partners. Includes 2,646,014 shares held by these entities. Mr. Van Degna disclaims beneficial ownership of the shares held by these entities. Also includes 6,250 shares of common stock issuable upon the exercise of options held by Mr. Van Degna. Mr. Van Degna's business address is c/o Navis Partners, 50 Kennedy Plaza, 12th Floor, Providence, Rhode Island 02903.

   (15) Includes 30,000 shares of common stock issuable upon the exercise of options held by certain directors. Messrs. Ehrenkranz, Hernandez and Hoch disclaim beneficial ownership of 15,000 of these options.

   (16) These shares are owned by the Morgan Stanley Entities, which consist of Morgan Stanley & Co. Incorporated, Morgan Stanley Capital Partners III, L.P. and related private equity funds, and Morgan Stanley Dean Witter Capital Partners IV, L.P. and related private equity funds. The address of the Morgan Stanley Entities is c/o Morgan Stanley Capital Partners, 1221 Avenue of the Americas, New York, New York 10020. Includes warrants to purchase 2,692,601 shares of common stock.

   (17) These shares are owned by Fleet Equity Partners VI, L.P., Fleet Venture Resources, Inc., Chisholm Partners III, L.P. and Kennedy Plaza Partners. Their address is c/o Fleet Equity Partners, 50 Kennedy Plaza, 12th Floor, Providence, Rhode Island 02903.

   (18) The address for FairPoint Communications Solutions Corp. is 521 East Moorehead Street, Suite 250, Charlotte, North Carolina 28210.

                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid during the period from the Company's inception (June 2, 1998) to December 31, 1998, and the years ended December 31, 1999 and December 31, 2000 to the chief executive officer of Choice One and the other four most highly paid executive officers of Choice One whose annual salary and bonus, on a prorated basis, exceeded $100,000 for all services rendered to Choice One during such period.

                                                                    SUMMARY COMPENSATION TABLE
                                                                                       LONG TERM
                                                 ANNUAL COMPENSATION                  COMPENSATION
                                        ------------------------------------    ------------------------
                                                                                 RESTRICTED SECURITIES       ALL OTHER
                                                                                    STOCK UNDERLYING        COMPENSATION
                                             YEAR     SALARY($)     BONUS($)     AWARDS($)(5)   OPTIONS         ($)(6)
                                           -------   ----------    ----------   ------------------------  ----------------
Steve M. Dubnik.......................       2000     $172,846       $20,515          --       21,000         $4,478
    Chairman, President and Chief            1999      142,800        15,070          --         --            4,284
    Executive Officer                        1998(1)    75,385        14,000          --         --            1,777

Kevin S. Dickens......................       2000      156,269        18,633          --       16,500          4,711
    Co-Chief Operating Officer               1999      132,600        13,993          --         --            3,978
                                             1998(2)    65,000        13,000          --         --            1,650

Mae H. Squier-Dow.....................       2000      156,269        18,633          --       16,500          4,711
    Co-Chief Operating Officer               1999      132,600        13,993          --         --            3,978
                                             1998(1)    70,000        13,000          --         --            1,650

Philip H. Yawman......................       2000      156,269        18,633          --       16,500          4,711
    Executive Vice President, Corporate      1999      132,200        13,993          --         --            3,966
    Development                              1998(3)    60,000        23,000          --         --            1,650

Ajay Sabherwal........................       2000      156,269        55,900          --       16,500          2,353
    Executive Vice President, Finance        1999(4)    36,400        41,483        39,485       --            1,092
    and Chief Financial Officer

-------------------------------
   (1) Mr. Dubnik and Ms. Squier-Dow joined Choice One on June 15, 1998, and the compensation disclosed is for the period from that date through December 31, 1998.

   (2) Mr. Dickens joined Choice One on July 1, 1998, and the compensation disclosed is for the period from that date through December 31, 1998.

   (3) Mr. Yawman joined Choice One on July 13, 1998, and the compensation disclosed is for the period from that date through December 31, 1998.

   (4) Mr. Sabherwal joined Choice One on September 20, 1999, and the compensation disclosed is from that date through December 31, 1999.

   (5) Except as noted, none of the named executive officers received personal benefits in excess of the lesser of $50,000 or 10% of such individual's reported salary and bonus for 1999 or 1998. The amount in this column for 1999 for Mr. Sabherwal includes $39,485 which represents the value of the Class B Units in Choice One Communications L.L.C. in excess of the amount Mr. Sabherwal paid for these units.

   (6) Reflects Choice One's matching contributions made under its 401(k) plan on behalf of such executive officer.

OPTION GRANTS

         The following table sets forth certain information, as of December 31, 2000, concerning individual grants of stock options made during the fiscal year ended December 31, 2000 to each of the persons named in the Summary Compensation Table above.


                                                 OPTION/SAR GRANTS IN LAST FISCAL YEAR

                           NUMBER OF        PERCENT OF                                  POTENTIAL REALIZABLE
                           SECURITIES     TOTAL OPTIONS     EXERCISE                   VALUE AT ASSUMED ANNUAL
                           UNDERLYING       GRANTED TO       OR BASE                    RATES OF STOCK PRICE
                            OPTIONS        EMPLOYEES IN       PRICE      EXPIRATION         APPRECIATION
NAME                       GRANTED(#)     FISCAL YEAR(1)     ($/SH)         DATE         FOR OPTION TERM(3)
----                       ----------     --------------     ------         ----         ------------------
                                                                                         5%($)        10%($)
                                                                                         -----        ------
Steve M. Dubnik          21,000 (2)            .01%          $28.25       07/31/10      $373,092     $945,488
Kevin S. Dickens         16,500 (2)            .01%          $28.25       07/31/10      $293,144     $742,883
Mae H. Squier-Dow        16,500 (2)            .01%          $28.25       07/31/10      $293,144     $742,883
Ajay Sabherwal           16,500 (2)            .01%          $28.25       07/31/10      $293,144     $742,883
Philip H. Yawman         16,500 (2)            .01%          $28.25       07/31/10      $293,144     $742,883


----------------------------
   (1) Based upon total grants of options in respect of 2,314,378 shares of common stock made during the year ended December 31, 2000.

   (2) These options were granted under the Company's 1998 Employee Stock Option Plan and vest over a three year period. Subject to the continued employment of the executive officer by the Company on each of the applicable vesting dates, 20% of the options will vest on August 1, 2001 and the remaining 80% will vest on a monthly basis over the 24 months following August 2001.

   (3) The potential realizable value illustrates the value that might be realized upon the exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's common stock over the term of the options. This hypothetical value is based entirely on assumed annual growth rates of 5% and 10% in the Company's common stock price over the term of the options granted in the year 2000. The assumed rates of growth were selected by the Securities and Exchange Commission for illustration purposes only and are not intended to predict future performance and prospects. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, nontransferability or vesting over various periods.

AGGREGATE YEAR-END OPTION VALUES

         The following table provides information concerning the number of unexercised options held by each of the individuals named in the Summary Compensation Table as of December 31, 2000. Also reported are the values for "in the money" options, which represent the positive spread between the exercise price and the fair market value of the Company's common stock as of December 31, 2000.



                                 AGGREGATED OPTION EXERCISES IN 2000 AND FISCAL YEAR-END OPTION VALUES

                                                                     NUMBER OF
                                                                SECURITIES UNDERLYING              VALUE OF UNEXERCISED
                                                                 UNEXERCISED OPTIONS               IN-THE-MONEY OPTIONS
                                                               AT DECEMBER 31, 2000 (#)        AT DECEMBER 31, 2000 ($)(1)
                                                             ----------------------------     ----------------------------
                               SHARES
                              ACQUIRED          VALUE
NAME                       ON EXERCISE(#)     REALIZED       EXERCISABLE    UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
----                       --------------     ---------      -----------    -------------     -----------    -------------
                                                 ($)

Steve M. Dubnik                  --               --             --             21,000            --               --
Kevin Dickens                    --               --             --             16,500            --               --
Mae Squier-Dow                   --               --             --             16,500            --               --
Ajay Sabherwal                   --               --             --             16,500            --               --
Philip Yawman                    --               --             --             16,500            --               --

----------------------------
(1) Based upon a closing price of $9.31 on December 29, 2000, as reported on The Nasdaq Stock Market.

COMPENSATION OF DIRECTORS

         Directors, other than those who also are employees of the Company, are reimbursed for certain reasonable expenses incurred in attending Board or Committee meetings and are eligible for awards under the Company's 1999 Directors' Stock Option Plan. The Directors' Plan provides for initial option grants with respect to 10,000 shares of common stock to be made to each eligible director upon his or her first election to the Company's Board of Directors and subsequent annual grants of options to purchase 5,000 shares of common stock. Options are exercisable for 10 years after the date of grant. The exercise price for any option under the plan shall be equal to the fair market value of the common stock at the time such option is granted. The plan provides that initial grants thereunder vest 25% annually over a four-year period. During the year ended December 31, 2000, each of Messrs. Ehrenkranz, Hernandez, Holland and Van Degna received initial grants upon the consummation of the Company's initial public offering on February 16, 2000 and each of Messrs. Postma, Hoffen and Hoch received initial grants upon their election to the Company's Board of Directors in accordance with the Directors' Plan.

EMPLOYMENT AGREEMENTS

     Steve M. Dubnik Executive Agreement

         In July 1998, in connection with Steve M. Dubnik's purchase of Class B Units of Choice One Communications L.L.C., the Company entered into an executive purchase agreement with Choice One Communications L.L.C. and Mr. Dubnik.

         Vesting. Pursuant to Mr. Dubnik's executive purchase agreement, the Company common stock distributed to Mr. Dubnik by Choice One Communications L.L.C. was subject to vesting over a four-year period. Of these shares, 80% are vested and the remaining 20% will vest on July 8, 2001. So long as Mr. Dubnik is employed by the Company, the Company will accelerate vesting in the event of Mr. Dubnik's death or disability and upon a sale of the Company where at least 50% of the consideration for such sale is cash or marketable securities. None of Mr. Dubnik's unvested common stock will vest after the date on which Mr. Dubnik's employment by the Company and its subsidiaries terminates for any reason, unless the Company terminates Mr. Dubnik's employment without cause or Mr. Dubnik terminates his employment for good reason.

         Repurchase of Securities. If Mr. Dubnik's employment is terminated for any reason other than a termination by the Company without cause or by Mr. Dubnik for good reason, Mr. Dubnik's executive purchase agreement provides that the Company or its assignees will have the right to repurchase all of Mr. Dubnik's unvested common stock at the lesser of fair market value or Mr. Dubnik's original cost.

         Restrictions on Transfer, Holdback and "Drag Along" Agreement. Pursuant to Mr. Dubnik's executive purchase agreement, common stock distributed to Mr. Dubnik by Choice One Communications L.L.C. is subject to various restrictions on transferability, holdback periods in the event of a public offering of the Company's securities and provisions requiring Mr. Dubnik to approve and, if requested by the Company, sell his shares in any sale of the Company that is approved by the Board.

         Terms of Employment. The Company may terminate Mr. Dubnik's employment at any time and for any reason. Mr. Dubnik is not entitled to receive any severance payments upon any such termination, other than payments in consideration of the noncompetition and nonsolicitation agreements discussed below.

         Noncompetition and Nonsolicitation Agreements. Mr. Dubnik's executive purchase agreement provides that, during the noncompete period defined below, Mr. Dubnik may not solicit or attempt to induce any of the Company's employees, officers or consultants, or any employees, officers or consultants of the Company's subsidiaries, to leave their employment with the Company or its subsidiaries. Mr. Dubnik may not attempt to induce any of the Company's clients, suppliers, licensees or other business relations to cease doing business with the Company, nor in any other way interfere with the Company's relationships with its employees, clients, suppliers, licensees and other business relations. In addition, during the noncompete period, Mr. Dubnik may not participate in any business engaged in the provision of telecommunications services in any of the covered states. As used in Mr. Dubnik's executive purchase agreement, the noncompete period means the period commencing on July 8, 1998 and continuing until the later of July 8, 2002 or the second anniversary of the date of termination of Mr. Dubnik's employment. However, the noncompete period shall end if at any time the Company ceases to pay Mr. Dubnik his base salary and medical benefits in existence at the time of termination reduced by any salary or benefits Mr. Dubnik receives as a result of other employment. The Company's obligation to pay Mr. Dubnik his salary and benefits terminates if Mr. Dubnik commits a vesting breach as described in the executive purchase agreement, but the noncompete period will continue until its expiration under such circumstances. As used in Mr. Dubnik's executive purchase agreement, covered states means: Connecticut, Delaware, Illinois, Indiana, Maine, Massachusetts, Michigan, New Hampshire, New Jersey, New York, Ohio, Pennsylvania, Rhode Island and Vermont; any market for which, as of the date of termination of employment, the Company has a business plan which has been approved by the Board of Directors; and any state in which the Company has taken substantial steps in preparing a business plan, to be approved by the Board of Directors within a limited period of time, to conduct business.

     Kevin S. Dickens Executive Agreement

         In July 1998, in connection with his purchase of Class B Units of Choice One Communications L.L.C., the Company entered into an executive purchase agreement with Mr. Dickens, which is substantially similar to Mr. Dubnik's executive purchase agreement except for the differences in key provisions described in this paragraph. common stock distributed to Mr. Dickens by Choice One Communications L.L.C. will cease to vest after the date on which Mr. Dickens' employment with the Company or its subsidiaries terminates for any reason; however, if the Company terminates Mr. Dickens' employment without cause or Mr. Dickens terminates his employment for good reason, this common stock will continue to vest until the next vesting date and until at least 50% of this common stock vests so long as Mr. Dickens commits no covenant breach. If the Company terminates Mr. Dickens' employment for good cause, the Company has agreed to pay him only 50% of his base salary as consideration for his agreement not to compete.

     Other Executive Agreements

         In July 1998, in connection with their purchase of Class B Units of Choice One Communications L.L.C., Ms. Squier-Dow and Mr. Yawman entered into executive purchase agreements containing terms substantially similar to those contained in Mr. Dickens' executive agreement. In August 1999, in connection with his purchase of Class B Units of Choice One Communications L.L.C., Mr. Sabherwal entered into an executive purchase agreement containing terms substantially similar to those contained in Mr. Dickens' executive agreement.

                AMENDMENT TO THE 1998 EMPLOYEE STOCK OPTION PLAN


         Choice One's board of directors has adopted the amendment to the 1998 Employee Stock Option Plan (May 2000 Restatement) that is attached to this information statement as Appendix A and the holders of a majority of our outstanding common stock have approved such amendment by written consent. The only change to the plan effected by the amendment is an increase in the number of shares of Choice One common stock, par value $.01 per share, available for issuance under the plan from 6,000,000 shares to 10,000,000 shares. The following summary describes certain provisions of the plan. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the plan which is incorporated herein by reference to Exhibit 4.1 to Choice One's registration statement on Form S-8 filed with the Securities and Exchange Commission (File No. 333-47002).

SUMMARY OF TERMS

         The plan provides for the granting of stock options and the issuance of shares of restricted common stock by Choice One. Options granted under the plan may be either incentive stock options or non-qualified stock options. The plan is administered by a committee of the Choice One board of directors which must consist of at least two outside directors. The committee is authorized under the plan to grant options to purchase common stock at the then market price, and to issue shares of restricted common stock, to employees of Choice One who have the capability of making a substantial contribution to the success of the Company and its subsidiaries. The committee is also authorized to determine the terms and conditions of awards under the plan. As of December 19, 2001, approximately 1,760 persons were eligible to participate in the plan and the board of directors had granted options to purchase 4,320,739 shares of common stock and has not issued any shares of restricted common stock under the plan. The market value of those shares as of December 19, 2001 was $15,165,793.89 based on a closing price of $3.51 per share as reported on the NASDAQ stock market on December 19, 2001.

         Incentive stock options are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986 as amended. The exercise price of an incentive stock option granted to an individual who owns shares possessing more than 10% of the total combined voting power of all classes of Choice One stock will be at least 110% of the fair market value of a share of common stock on the date of grant. The exercise price of an incentive stock option granted to an individual other than a 10% owner and the exercise price of a non-qualified stock options will be at least 100% of the fair market value of a share of common stock on the date of grant.

         Options granted under the plan and shares of restricted common stock issued under the plan may be subject to time vesting and other restrictions at the sole discretion of the committee. Subject to limitations and exceptions, the right to exercise an option generally will terminate at the earlier of:

         o the first date on which the initial grantee of such option is not employed by Choice One for any reason other than termination without cause, death or permanent disability; or
         o    the expiration date of the option.

         If the holder of an option dies or suffers a permanent disability while still employed by Choice One, any option may be exercised by the participant, or in the event of the participant's death, by the participant's personal representative, any time prior to the earlier of the expiration date of the option or the expiration of three months after the date of termination, but only if and to the extent that the employee was entitled to exercise the option at the date of such termination.

         In the event of a change of control of Choice One, vesting will be accelerated by one year, or an amount of options will vest immediately such that 50% of a participant's options are vested, whichever is greater. Each participant holding an exercisable option shall have the right, subject to restrictions and qualifications, to exercise the option in full, or to exercise the option for an amount of cash equal to the difference between the fair market value of the underlying common stock on the date of surrender and the option price. A change of control shall occur upon the happening of any of the following:

         o the sale, lease, exchange or transfer of all or substantially all of Choice One's assets;

         o Choice One's consolidation or merger with another corporation in which it is not the surviving corporation, or pursuant to which any shares of its common stock are to be converted into cash, securities or other property;

         o    the consummation of a liquidation or dissolution of Choice One;

         o any person becomes the beneficial owner, directly or indirectly, of 30% or more of Choice One's then outstanding common stock; or

         o the board of directors as of August 12, 1998, which is known as the incumbent board, ceases to constitute at least a majority of the board, except that any person who becomes a director thereafter by the approval of at least three quarters of the directors comprising the incumbent board, shall be considered a member of the incumbent board.

         Stock options previously granted pursuant to the plan will not be affected by the amendment of the plan and will remain outstanding until they are exercised, expire or otherwise terminate. The following table sets forth the aggregate number of options granted to certain individuals and groups of individuals:

            Individual or Group of Individuals                Number of Options
            ----------------------------------                -----------------
        Steve M. Dubnik                                             63,000
        Kevin S. Dickens                                            49,500
        Ajay Sabherwal                                              49,500
        Mae Squier-Dow                                              49,500
        Philip H. Yawman                                            49,500
        All Executive Officers as a Group (8)                      540,698
        All Directors who are not Executive Officers (7)                 0
        All Employees other than Officers                        3,780,041

No shares of restricted common stock have been granted to any of the individuals or members in the groups of individuals listed in the above table.

TAX CONSEQUENCES OF OPTIONS

       Incentive Stock Options (ISOs). A participant receiving an ISO will not be subject to income tax upon either the grant of such option or its subsequent exercise. The spread between the option price and the fair market value on the date of exercise will, however, be included in the participant's alternative minimum taxable income for purposes of determining the participant's liability, if any, for the alternative minimum tax. If the participant holds the shares acquired upon exercise for more than one year after exercise (and two years after grant), then the difference between the amount realized on a subsequent sale or other taxable disposition of the shares and the option price will constitute long-term capital gain or loss at the time of sale. The Company will not be entitled to a federal income tax deduction with respect to the grant or exercise of an ISO. If the options cease to be ISOs for any reason, they will be treated as NQSOs. For example, if the participant sells the shares before the expiration of the requisite holding periods, the participant will be deemed to have made a "disqualifying disposition" of the shares and will realize ordinary income in the year of the disposition. In the event of a disqualifying disposition, the Company will be entitled to a federal income tax deduction in the year of disposition of the shares in the amount of the ordinary income realized by the participant.

       If the option price of an ISO is paid by surrendering Choice One common stock, the Internal Revenue Service treats such exchange as if there were two transactions. The first transaction is treated as a non-taxable exchange of the previously-acquired common stock for an equal number of shares of new common stock, both having the same market value. The basis of the new shares will be the same basis as the shares surrendered and the holding period will include the holding period of the shares surrendered. The second transaction concerns the additional shares that a participant will receive pursuant to the exercise. This exchange also results in no gain or loss being recognized at the time of the exchange. However, the basis of these additional shares will equal zero (i.e., the participant is treated as having paid nothing for these shares). The holding period for the additional shares begins on the date of the exchange.

       Non-Qualified Stock Options (NQSOs) . A participant who is granted NQSOs will not recognize any income at the time of grant. Nor is the Company entitled to a tax deduction at the time of grant. Ordinary income will be recognized by the participant on the date the participant exercises a NQSO. The amount of income will be equal to the excess of the fair market value of the shares on the date of exercise over the option price. The holding period for capital gain and loss purposes will begin on the date of exercise. The Company will be entitled to take a deduction at the time the participant is required to recognize income from the option exercise. The deduction will be equal to the amount which is taxable to the participant as ordinary income as a result of exercise.

       If the option price of a NQSO is paid by surrendering Choice One common stock, the participant will recognize no gain or loss on the shares that the participant surrenders to pay the option price (the "surrendered shares"). The number of shares that the participant receives upon exercise of the option in excess of the surrendered shares are considered "additional shares." The participant will recognize ordinary income upon exercise equal to the fair market value of the additional shares on the date of exercise, less any cash paid towards the option price. The basis of the additional shares will be equal to their fair market value on the date of exercise, and their holding period will begin on that date. The shares that the participant receives upon exercise equal to the surrendered shares will have a basis and holding period equal to that of the surrendered shares.

       The basis of shares acquired pursuant to the exercise of a NQSO will be the fair market value of the shares upon the date of exercise. When the recipient disposes of shares acquired pursuant to a NQSO, any amount realized in excess of the basis of the shares will be treated as long-term or short-term capital gain, depending on the holding period of the shares. If the amount realized is less than the basis of the shares, the loss will be treated as a long-term or short-term capital loss, depending on the holding period of the shares.

COPIES OF PLAN

       Choice One will provide a copy of the plan without charge to any person who requests such a copy orally or in writing. Such copies will be provided by first class mail within one day after Choice One receives any such request.

                                                                       EXHIBIT A
                                                                       ---------

                                 FIRST AMENDMENT
                                     TO THE
                         CHOICE ONE COMMUNICATIONS INC.
                         1998 EMPLOYEE STOCK OPTION PLAN
                             (MAY 2000 RESTATEMENT)

         WHEREAS, Choice One Communications Inc. (the "Company") has reserved the right to amend the Choice One Communications Inc. 1998 Employee Stock Option Plan (May 2000 Restatement) (the "Plan") at any time or from time to time by action of the Employee Option Plan Administration Committee; and

         WHEREAS, this amendment has been authorized by the Employee Option Plan Administration Committee;

         NOW, THEREFORE, subject to shareholder approval, the Company hereby amends the first sentence of Section 4 of the Plan, effective January 1, 2002, to provide as follows:

         The total number of shares of the Corporation's Common Stock (par value of $0.01 per share) available in the aggregate for awards under this Plan is 10,000,000 (subject to substitution or adjustment as provided in Section 10).

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this amendment which shall become effective as of the date set forth above.

                           CHOICE ONE COMMUNICATIONS INC.


Date: December 19, 2001               /s/ Kim Robert Scovill
                           --------------------------------------------
                                             Signature

                           Title: Vice President, Legal and Regulatory Affairs,
                                  General Counsel and Secretary